                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated June 6, 2001, except for Notes 30 and 31, for which the date is August 21, 2001, relating to the financial statements and financial statement schedule of Fisher & Paykel Industries Limited, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers

Auckland, New Zealand
October 22, 2001